Exhibit 10.1

AMENDMENT AND ADDENDUM TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT AND ADDENDUM TO SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of September 23, 2025, by and among Digital Brands Group, Inc., a Delaware corporation (the “Company”), and each Purchaser, including the Additional Purchaser and Lead Purchaser, identified on the signature pages hereto (each, including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, on August 8, 2025, the parties hereto entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), the Company sold 14,031.25 shares of its Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), for a purchase price of $800 per share to the Purchasers pursuant to the terms and provisions of the Purchase Agreement and that certain Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D COD”) which was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 8, 2025;

WHEREAS, the Initial Closing (as defined in the Agreement) occurred on August 8, 2025;

WHEREAS, pursuant to the terms and provisions of the Purchase Agreement, the parties also entered into that certain Registration Rights Agreement dated as of August 8, 2025 (the “RRA”);

WHEREAS, concurrent with the execution of this Amendment, the parties have entered into an amendment to the RRA (the “RRA Amendment”);

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the Purchase Agreement may be amended with the written consent of the Company and Purchasers holding at least 50.1% in interest of the Securities, provided that any amendment or waiver disproportionately and adversely affecting any Purchaser requires the consent of such Purchaser;

WHEREAS, the parties desire to consummate an additional Closing under the Purchase Agreement providing for the Company’s issuance and sale of up to additional 2,500 shares of Series D Preferred Stock to an additional accredited investor (the “Additional Purchaser”) for a purchase price of $800 per share to be paid in cash by wire transfer of immediately available funds (such additional Closing, the “Second Closing”);

WHEREAS, in connection with the Second Closing, certain Purchasers have agreed to exercise Common Stock Purchase Warrants currently held by such Purchasers (the “Warrants”) in the aggregate amount of $300,000 to be paid in cash by such Purchasers to the Company pursuant to and in accordance with the terms and provisions of the Warrants and in such amount as set forth on each such Purchaser’s signature page hereto; and

WHEREAS, in connection with the Second Closing, the parties hereto wish to amend the Purchase Agreement as more particularly set forth below, effective as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

2. Addition of Section 4.14. Authorization of Additional Issuances. A new Section 4.14 is hereby added to the Purchase Agreement to read in its entirety as follows:

“4.14 Authorization of Additional Issuances. The Company and the Purchasers hereby acknowledge and agree that, in addition to the shares of Series D Convertible Preferred Stock issued at the Initial Closing, the Company is authorized, subject to the terms of this Agreement (as amended) and the Series D COD (as amended), to issue and sell additional shares of Series D Convertible Preferred Stock (the “Additional Series D Shares”) to the Purchasers and/or other investors from time to time. All references in the Agreement to the “Series D Shares” shall be deemed to include such Additional Series D Shares.”

3. Second Closing.

(a) Notwithstanding anything herein or the Purchase Agreement to the contrary, in connection with the Second Closing, which is to occur within two Business Days of the date hereof, the Additional Purchaser agrees to purchase, and the Company agrees to sell and issue to the Additional Purchaser, an aggregate amount of up to an additional 2,500 shares of Series D Preferred Stock (such shares, the “Additional Series D Shares”) at a purchase price of $800 per share as set forth on the signature page hereto (the “Additional Subscription Amount”), payable by wire transfer of immediately available funds in accordance with the wire instructions provided by the Company, which Additional Subscription Amount shall be held by the Company in the Segregated Account pursuant to the Purchase Agreement, but subject to Section 2.5 of the Purchase Agreement as amended by Section 4 of this Amendment. Except as expressly set forth herein, the purchase and sale of the Additional Series D Shares shall be made on the same terms and subject to the same conditions as the purchase and sale of the Series D Shares at the Initial Closing.

(b) At or prior to the Second Closing:

i.	the Company shall have adopted and filed with the Delaware Secretary of State, the First Amendment to Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Digital Brands Group, Inc., in substantially the form of Exhibit A attached hereto (the “First Amendment to the Series D COD”), which First Amendment to the Series D COD (i) increases the number of shares of Series D Preferred Stock issuable by the Company from 15,000 shares to 17,500 shares in order to accommodate the sale and issuance of the Additional Series D Shares to the Purchasers at the Second Closing, and (ii) amends the definition of Stated Value (as defined in the Series D COD) from $1,000 to $1,150 per share of Series D Preferred Stock;

ii.	the Parties shall have executed and delivered an amendment to the RRA in substantially the form of Exhibit B attached hereto;

iii.	the Company shall have received Notices of Exercise for Warrants in the minimum amount of $300,000 to be paid by Purchasers exercising such Warrants via wire transfer of immediately available funds pursuant to the wire instructions delivered by the Company to the Purchasers in accordance with the terms and provisions of the Warrants, and the Purchasers shall have received any securities issuable upon such exercise of the Warrants;

iv.	the Company shall have received the Additional Subscription Amount from the Additional Purchaser by wire transfer of immediately available funds in accordance with the wire instructions provided by the Company;

v.	the Company shall have obtained Shareholder Approval via the written consent of the Company’s shareholders (the “Shareholder Consent”) and delivered evidence of such Shareholder Consent to the Purchasers; and

vi.	the Additional Series D Shares shall have been issued to the Additional Purchaser as set forth herein.

4. Amendment to Section 2.1(b) of the Purchase Agreement. Section 2.1(b) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below), and the Company agrees to sell and issue to each Purchaser at the applicable Closing, the Series D Shares set forth on the signature page hereto, with such aggregate amount of Series D Shares to be sold to all Purchasers hereunder not to exceed 17,500 shares of Series D Preferred Stock (which shall include 1,875 Series D Preferred Shares (such shares, the “Additional Series D Shares”) at a purchase price of $800 per share (the “Additional Subscription Amount”). The Series D Shares and the Conversion Shares issued or issuable to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Securities.”

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5. Amendment to Section 2.5 of the Purchase Agreement. Section 2.5 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

2.5. Segregated Account for Subscription Amount.

(a) Notwithstanding anything to the contrary herein, on or prior to the applicable Closing, pursuant to Section 2.3(b)(iv) of this Agreement, the Purchaser shall wire its Subscription Amount to a segregated bank account of the Company, the sole purpose of which is to hold subscription funds until released pursuant to this Agreement (the “Segregated Account”). The Segregated Account shall be maintained by the Company in a manner that ensures such funds are not commingled with the Company’s general operating funds and are clearly identifiable as Subscription Amounts received in connection with this Agreement. The Company shall not withdraw or use any of the funds deposited in the Segregated Account except as provided in this Section 2.5. The Segregated Account shall be established and maintained by the Company but any withdrawals or transfers of any portion of the Subscription Amount from the Segregated Account shall require a joint signature of the Company and an authorized representative designated by the Lead Purchaser (as denoted in the signature pages hereto), who shall initially be Dmitriy Shapiro (the “Lead Purchaser”).

(b) The aggregate Subscription Amount (including the aggregate Additional Subscription Amount) shall remain in the Segregated Account and shall not be accessed, released, transferred or otherwise used by the Company unless and until: (i) the Initial Reverse Split Approvals (as defined in Section 2.6(b)) have been duly authorized, executed and proof thereof has been delivered to the Placement Agent; (ii) if required by the rules of the Principal Trading Market, the Company has obtained Shareholder Approval for the issuance of securities in excess of 20% of the Company’s issued and outstanding shares of Common Stock (the “20% Rule Approval”) and proof thereof has been delivered to the Placement Agent; and (iii) this Amendment and the RRA Amendment have been fully executed and delivered to the Purchasers (the “First Draw Triggers”). Upon the satisfaction of the conditions set forth in this Section 2.5(b), the Company shall have the right to transfer up to 50% of the aggregate Subscription Amount (which, for the avoidance of doubt, shall include 50% of the aggregate Additional Subscription Amount) then held in the Segregated Account to the Company’s general operating account for use in accordance with Section 4.7 of this Agreement (the “First Draw”).

(c) If First Draw Triggers applicable to the First Draw for 50% of the Subscription Amount held in the Segregated Account described in Section 2.5(b) above have not been satisfied by the Company by the close of business on September 30, 2025, each Purchaser shall have the right, but not the obligation, to require the Company to redeem the Series D Shares issued in respect of such Purchaser’s unreleased portion of the Subscription Amount and/or Additional Subscription Amount, as applicable. To exercise such right, a Purchaser must deliver a written notice of redemption (a “Redemption Notice”) to the Company and the Placement Agent by no later October 15, 2025. Within five (5) Business Days after receiving each or any Redemption Notice, the Company shall return to each electing Purchaser its pro rata share of the funds then held in the Segregated Account, without interest, based on the unreleased portion of such Purchaser’s Subscription Amount and Additional Subscription Amount relative to the total amount of all timely Redemption Notices. Notwithstanding anything in this Agreement to the contrary, the redemption right granted to the Purchasers in this Section 2.6(c) shall terminate, expire and otherwise no longer be available to Purchasers with respect to 50% of the Subscription Amount and Additional Subscription Amount then held in the Segregated Account immediately, and without any action required on any Party, upon the Company’s satisfaction of the First Draw Triggers.

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(d) The remaining 50% of the aggregate Subscription Amount (including the aggregate Additional Subscription Amount) following the First Draw shall remain in the Segregated Account and shall not be accessed, released, transferred, or otherwise used by the Company unless and until: (i) if required by the rules of the Principal Trading Market, the Company has obtained the 20% Rule Approval; and (ii) the Company has received a written notice from the Commission that the Registration Statement has been declared effective under the Securities Act (the “Second Draw Conditions”). Upon satisfaction of the Second Draw Conditions, the Company shall promptly provide written notice via email to the Placement Agent that such Second Draw Conditions have been satisfied and shall provide proof thereof. Following the delivery of such notice to the Placement Agent, the Company may transfer the remaining 50% of the Subscription Amount from the Segregated Account to its general operating account for use in accordance with Section 4.7 of this Agreement (the “Second Draw”). The Company’s access to or use of funds held in the Segregated Account in violation of this Section 2.5 shall constitute a material breach of this Agreement.

(e) If the Registration Statement is not declared effective on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), each Purchaser shall have the right, but not the obligation, to require the Company to redeem (i) in the event the First Draw Triggers have been satisfied, up to 100% of the Series D Shares issued in respect of such Purchaser’s unreleased portion of the Subscription Amount and/or Additional Subscription Amount, or (ii) in the event the First Draw Triggers have not been satisfied, up to 100% of the Series D Shares issued in respect of such Purchaser’s portion of the Subscription Amount and/or Additional Subscription Amount. To exercise such right, a Purchaser must deliver a Redemption Notice to the Company and the Placement Agent no later than ten (10) Business Days following the Effectiveness Date. Within five (5) Business Days after receiving each or any Redemption Notices, the Company shall return to each electing Purchaser its pro rata share of the funds then held in the Segregated Account, without interest, based on the unreleased portion of such Purchaser’s Subscription Amount and Additional Subscription Amount relative to the total amount of all timely Redemption Notices.

(f) Notwithstanding anything to the contrary herein, the Company shall not be obligated to redeem more than the aggregate amount then held in the Segregated Account and shall have no obligation to fund any shortfall from validly received Redemption Notices from its general operating account or other sources. Upon payment in full of a Purchaser’s applicable portion of the Subscription Amount (including the Additional Subscription Amount), the Series D Shares subject to such redemption shall be deemed automatically cancelled and of no further force or effect, and such Purchaser shall no longer be entitled to any liquidated damages pursuant to Section 2(b) of the Registration Rights Agreement with respect to such redeemed shares.

(g) Notwithstanding anything to the contrary herein in the event the First Draw Triggers or Second Draw Triggers have been satisfied and the Company requests the Lead Purchaser’s signature for the release of the First Draw or Second Draw from the Segregated Account as required pursuant to Section 2.5(a) of this Agreement for the release of the First Draw or Second Draw, as applicable, form the Segregated Account, the Lead Purchaser shall provide its signature within 24 hours of receiving such request from the Company.

6. Amendment to Section 2.6(b) of the Purchase Agreement. Section 2.5(b) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

(b) If, at the time of a Reverse Split Trigger, the Common Stock is not listed on a national securities exchange, the Company shall effect a Reverse Split at a ratio of at least one-for-five (1:5) within five (5) calendar days following the Reverse Split Trigger. The Company shall not delay or defer implementation of the Reverse Split beyond such five (5) calendar day period. The Company shall effect such a Reverse Split upon any occurrence or successive occurrences of any Reverse Split Trigger, and any time a Reverse Split Trigger Occurs.

The Company represents and warrants that, as of the date hereof, the Board of Directors, and the requisite holders of the Company’s outstanding voting securities, have duly approved a Reverse Split of a ratio in the range of one-for-five (1:5) up to and including one-for-two hundred fifty (1:250), which may be effected, if at all, within twelve (12) months such approval has been gained, and which may be effected in one or more Reverse Splits, with the final ratio or ratios to be determined by the Board in its sole discretion, subject only to implementation by the Board of Directors, and that all corporate and stockholder actions necessary to effect the Reverse Split have been completed, and to amend the Company’s certificate of incorporation or other charter documents as necessary to effect any such Reverse Split(s) (the “Initial Reverse Split Approvals”).

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If the Reverse Split is not implemented after five (5) calendar days, or if the Company otherwise fails to comply with any part of this section 2.6(b) (a “Reverse Split Failure Event”), in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Reverse Split Failure Event and on each monthly anniversary of each such Reverse Split Failure Event (if the applicable Reverse Split Failure Event has not been cured by such date) until the applicable Reverse Split Failure Event is cured, the Company shall pay to each purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 20.0% multiplied by the aggregate amount paid by such Purchaser pursuant to this Purchase Agreement. The Parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Section 2.6(b) shall be 35.0% of the aggregate amount paid by such Purchaser pursuant to this Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 12.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a breach of this provision.

7. Amendment to Section 2.6(c) of the Purchase Agreement. Section 2.5(c) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

(c) If, at the time of a Reverse Split Trigger, the Common Stock is listed or approved for listing on a national securities exchange, the Company shall effect a Reverse Split at a ratio within a range of not less than one-for-five (1:5) and not more than one-for-two-hundred-fifty (1:250) within five (5) calendar days following the Reverse Split Trigger. The Company represents and warrants that, as of the date hereof, it has obtained the Initial Reverse Split Approvals. The Company shall not delay or defer implementation of the Reverse Split beyond such five (5) calendar day period. The Company shall effect such a Reverse Split upon any occurrence or successive occurrences of any Reverse Split Trigger and any time a Reverse Split Trigger Occurs.

If for any reason the Company cannot effect a Reverse Split pursuant to the Initial Reverse Split Approval, the Company shall, within two (2) calendar days of being notified of same: (i) publicly announce its intention to effect a Reverse Split of its outstanding Common Stock; and (ii) file with the SEC a preliminary proxy statement on Schedule 14A (or information statement on Schedule 14C) and take all other actions required under the Exchange Act and the listing rules of the Principal Market to call and hold a special meeting of stockholders to approve a Reverse Split. The proposal to be submitted to the stockholders (the “Supplemental Reverse Split Approval”) shall authorize the Board of Directors, in its discretion, at any time within twelve (12) months of stockholder approval, to effect one or more Reverse Splits of all outstanding shares of Common Stock at a ratio or ratios ranging from one-for-five (1:5) up to an aggregate maximum of one-for-two hundred fifty (1:250), with the final ratio or ratios to be determined by the Board in its sole discretion, and to amend the Company’s certificate of incorporation or other charter documents as necessary to effect any such Reverse Split(s); provided, however, that nothing herein shall be deemed to permit the Company to effect multiple reverse stock splits in a manner that would result in the Company becoming ineligible for an additional compliance period under Nasdaq Listing Rule 5810(c)(3)(A)(iv) or any successor rule. The Company shall use reasonable best efforts to hold such special meeting and obtain Stockholder Approval as promptly as practicable following the Reverse Split Trigger, but in no event later than sixty (60) calendar days thereafter, subject to extension for such period as may be reasonably necessary to resolve any comments from the SEC on the Company’s proxy information statement. If the Company seeks stockholder approval by written consent and files an information statement on Schedule 14C, it shall use reasonable best efforts to file and mail such information statement and to cause the Supplemental Reverse Split Approval to become effective within such timeframe, subject to compliance with the twenty (20) calendar day waiting period required by Rule 14c-2 under the Exchange Act.

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Should the Company fail to comply with any part of this Section 2.6(c) (a “Reverse Split Failure Event”), in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Reverse Split Failure Event and on each monthly anniversary of each such Reverse Split Failure Event (if the applicable Reverse Split Failure Event has not been cured by such date) until the applicable Reverse Split Failure Event is cured, the Company shall pay to each purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 20.0% multiplied by the aggregate amount paid by such Purchaser pursuant to this Purchase Agreement. The Parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Section 2.6(c) shall be 35.0% of the aggregate amount paid by such Purchaser pursuant to this Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 12.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a breach of this provision.

8. Amendment to Section 4.18 of the Purchase Agreement. Section 4.18 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

4.18. Subsequent Equity Sales.

(a) During the period commencing on the date of the Second Closing and continuing until the six-month anniversary thereof, the Company shall not, without the prior written consent of the Lead Purchaser: (i) raise capital or consummate a financing transaction involving the sale of its Common Stock or Common Stock Equivalents; or (ii) engage any investment bank or other funding source; provided, however, that the foregoing shall not restrict the Company from (a) entering into strategic transactions with universities and other similar entities that are consistent with the Company’s current strategic initiatives (the “Strategic Exemption”), or (b) entering into a sales agreement in connection with an “at the market offering” (as defined in Rule 415 under the Securities Act of 1933, as amended) (an “ATM Offering”), it being understood that (A) the Company shall not file a registration statement in connection with any ATM Offering prior to November 1, 2025, and (B) no securities of the Company may be sold pursuant to any ATM Offering until the earlier of (1) the date on which no Series D Shares or Additional Series D Shares remain outstanding, or (2) the expiration of six (6) months from the date of the Second Closing (the “ATM Exemption” and together with the Strategic Exemption, the “Permitted Equity Exemptions”).

(b) From the date hereof and for so long as any Series D Shares or Additional Series D Shares remain outstanding, the Company shall not enter into any agreement for the sale or issuance of its securities (including securities convertible into or exercisable for Common Stock or Common Stock Equivalents) to any Person (any such person, an “Other Investor”) that provides such Other Investor with rights, terms, or benefits that are more favorable in any material respect that those granted to the Purchasers under this Agreement, without offering the Purchasers such more favorable rights, terms, or benefits. In the event the Company intends to offer such more favorable rights, terms, or benefits to any Other Investor, it shall promptly provide written notice to the Placement Agent and Lead Purchaser (the “MFN Notice”), which shall include reasonable detail of such proposed more favorable terms and any related agreements that are proposed to be entered into in connection therewith. The Lead Purchaser shall have the right, exercisable by written notice to the Company within ten (10) calendar days of receipt of the MFN Notice, to receive the benefit of such more favorable terms, which shall automatically amend this Agreement and any Securities issued to or held by the Purchasers pursuant to this Agreement to incorporate such more favorable terms. If the Lead Purchaser elects to accept such terms, the Company and the Lead Purchaser agree to execute such documentation as may be reasonably necessary to effectuate the amendment of this Agreement and the Securities, including the physical exchange of Securities if required.

(c) Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance, the Permitted Equity Exemptions or as otherwise agreed to in writing by the Company and Lead Purchaser. The Company shall provide each Purchaser with notice of any such issuance or sale in the manner for disclosure of subsequent financings set forth in the Series D COD.

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9. Amendment to Section 4.20 of the Purchase Agreement. Section 4.20 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

4.20. Shareholder Approval. Except as provided in Section 5 of the Series D COD permitting the conversion of the Series D Shares, the Purchaser shall not convert any Series D Shares into Conversion Shares to the extent that it would result in the Purchaser having a beneficial ownership of greater than 19.99% of the issued and outstanding Common Stock of the Company until the Company has obtained the Shareholder Approval (the date of such approval, the “Shareholder Approval Date”) to the issuance of the Conversion Shares resulting in the Holder exceeding beneficial ownership of 19.99% of the issued and outstanding shares of Common Stock of the Company due to the aggregate number of shares of Common Stock issued after giving effect to the issuance of said Conversion Shares issuable upon such conversion of the Series D Shares offered by the Company pursuant to the Transaction Documents exceeding 19.99% of all shares of Common Stock issued and outstanding on the Closing Date, subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Company’s capitalization after the Closing Date. The Company shall file an information statement with the SEC on Schedule 14C within 5 business days of the Second Closing for the purpose of complying rules and regulations applicable to the Company obtaining the obtaining Shareholder Approval by the written Shareholder Consent.

10. Waiver. The Purchaser’s hereby acknowledge, understand and agreed that, upon this Amendment being executed by Purchaser’s holding at least 50.1% in interest in the Securities issued and sold at the Initial Closing in accordance with Section 5.5 of the Purchase Agreement, Purchaser’s hereby consent to this Amendment and the issuance of the Additional Series D Shares.

11. Survival. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions, and other provisions of the Purchase Agreement remains unchanged and shall continue to be in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

12. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretations of this Amendment.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

14. Effect of Amendment. From and after the date hereof, all references in the Transaction Documents to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment. The Purchase Agreement, as amended by this Amendment, together with the Exhibits and Schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof.

15. Counterparts; Electronic Signature. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective authorized signatories as of the date first indicated above.

COMPANY:

DIGITAL BRANDS GROUP, INC.

By:
Name:	John Hilburn Davis, IV
Title:	Chief Executive Officer

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ADDITIONAL PURCHASER:

By:
Name:
Title:

Name of Additional Purchaser: ____________________________

Signature of Authorized Signatory of Purchaser: ____________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ___________________________________________________

Email Address of Authorized Signatory: _______________________________________________

Facsimile Number of Authorized Signatory: ____________________________________________

Address for Notice to Purchaser: ________________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Additional Subscription Amount: $ _______________________

Additional Series D Shares: ________________________

Warrant Exercise Amount: $_________

EIN Number: ___________________________

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

By:
Name:
Title:

[Amendment to Securities Purchase Agreement]

EXHIBIT A

FORM OF FIRST AMENDMENT to Series D COD

[see attached]

EXHIBIT B

FORM OF AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

[see attached]